UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 23, 2005

Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

            On December 23, 2005, we received a signed copy of that certain Securities Purchase Agreement, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated December 23, 2005, and that certain Addendum to Convertible Debenture and Warrant to Purchase Common Stock dated December 23, 2005, with Golden Gate Investors, Inc. (collectively, the “Agreement”).  Pursuant to the Agreement, in exchange for $40,000 which will be delivered according to an agreed-upon schedule, we (i) issued to Golden Gate a 5.25% Convertible Debenture due in 2008 in the principal amount of $40,000, (ii) issued to Golden Gate warrants to purchase up to 4,000,000 shares of our common stock at $1.09 per share, and (iii) agreed to file a registration statement for the resale of the shares of common stock underlying the debenture and the warrants.

Item 3.02        Unregistered Sale of Equity Securities

            On December 23, 2005, we received a signed copy of the Agreement, whereby, in exchange for $40,000 which will be delivered according to an agreed-upon schedule, we (i) issued to Golden Gate a 5.25% Convertible Debenture due in 2008 in the principal amount of $40,000, (ii) issued to Golden Gate warrants to purchase up to 4,000,000 shares of our common stock at $1.09 per share, and (iii) agreed to file a registration statement for the resale of the shares of common stock underlying the debenture and the warrants.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

EXHIBITS

10.1*	Securities Purchase Agreement with Golden Gate Investors, Inc.

10.2*	Convertible Debenture with Golden Gate Investors, Inc.

10.3*	Warrant with Golden Gate Investors, Inc.

10.4*	Registration Rights Agreement with Golden Gate Investors, Inc.

10.5*	Letter Agreement with Golden Gate Investors, Inc.

10.6*	Letter Agreement with Golden Gate Investors, Inc.

10.7*	Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement with Golden Gate Investors, Inc.

10.8*	Addendum to Convertible Debenture and Warrant to Purchase Common Stock with Golden Gate Investors, Inc.

            *To be included in our next Annual Report on Form 10-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2005	Material Technologies, Inc.,
a Delaware corporation
/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer